Exhibit 99.1


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                                                FOR IMMEDIATE RELEASE
                                                October 15, 2003
                                                FOR ADDITIONAL INFORMATION
                                                CONTACT:  RANDY J. SIZEMORE
                                                          SR VICE PRESIDENT, CFO
                                                          (260) 358-4680

                         NORTHEAST INDIANA BANCORP, INC.
                        ANNOUNCES THIRD QUARTER EARNINGS

HUNTINGTON, INDIANA, -- Northeast Indiana Bancorp, Inc. (NEIB), the parent company of First Federal Savings Bank, today announced net income of $395,000 ($0.28 per diluted common share) for the Company's third quarter ended September 30, 2003 compared to net income of $430,000 ($0.30 per diluted common share) for the third quarter ended September 30, 2002, a decrease in net income of $35,000 or 8.1%. The current three months earnings represents an annualized return on average assets (ROA) of 0.72% and a return on average equity (ROE) of 5.96% as compared to an ROA of 0.77% and an ROE of 6.48% for the three months ended September 30, 2002.

Net interest income declined to $1.4 million for the quarter ended September 30, 2003 when compared to $1.6 million for the quarter ended September 30, 2002. This decrease was primarily due to the loss of asset yields on loans and mortgage-related investments from the high level of mortgage refinancing that occurred during the second and third quarter of 2003. This was further evidenced in the Company's net interest margin of 2.69% for the current quarter, a decline from the net interest margin of 3.04% in the year earlier period.

For the third consecutive quarter, Northeast Indiana Bancorp, Inc. saw significant improvement in non-performing asset trends. The Company's non-performing assets were $3.5 million or 1.6% of total assets at September 30, 2003, a decline of 47.8% from the $6.7 million or 3.0% of total assets reported at December 31, 2002 and a 16.7% decline from the $4.2 million or 1.9% of total assets reported at June 30, 2003. In addition, net charge-offs were $2,000 for the quarter ended September 30, 2003 compared to $145,000 in net charge-offs for the quarter ended September 30, 2002. These trends enabled the Company to make no provisions for loan losses during the current quarter versus $190,000 in the year earlier quarter.

Noninterest income increased 7.0% to $353,000 for the third quarter ended September 30, 2003 compared to $330,000 during the quarter ended September 30, 2002. Declines in net gain on the sale of loans and Trust/Brokerage fees were more than offset by increases in service charges on deposit accounts, net gains on sale of securities, other income and smaller net losses on the sale of repossessed assets.



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Noninterest expenses were relatively unchanged between periods. Increases in data processing were offset by declines in salaries, occupancy, deposit insurance premiums, professional fees, and other expenses as management continued to focus on cost containment where possible.

Net income for the nine months ended September 30, 2003 increased $401,000 or 36.2% to $1.5 million compared to $1.1 million for the nine months ended September 30, 2002. This significant increase is primarily due to no provisions for loan losses in the current nine month period compared to $582,000 in provisions for loan losses in the prior nine month period and a sharp increase in noninterest income between periods mainly attributable to gains on the sale of loans. Both of these items were more than enough to offset a decline in net interest income of $438,000 to $4.4 million for the nine months ending September 30, 2003 compared to $4.8 million for the nine months ending September 30, 2002. Noninterest expenses were relatively unchanged between periods.

Total assets at September 30, 2003 of $221.5 million compared to December 31, 2002 assets of $225.0 million reflects a 1.6% decrease. Asset reduction at September 30, 2003 compared to December 31, 2002 was due to an advance being repaid to the Federal Home Loan Bank and excess funds being held in repurchase agreements at the prior year end flowing out. Cash and cash equivalents were used to fund both outflows.

Shareholder's equity at September 30, 2003 was $27.1 million compared to $26.6 million at December 31, 2002. The company repurchased no common shares of treasury stock during the quarter ended September 30, 2003. Northeast Indiana Bancorp still has approximately 55,000 shares that may be repurchased under the current stock repurchase program, which was previously announced.

The book value of NEIB's stock was $18.41 per common share as of September 30, 2003. The number of outstanding common shares was 1,472,944. The last reported trade of the stock on October 10, 2003 was $18.39 per common share. This represents a 16.4% increase over the closing price of $15.80 per common share on December 31, 2002.

Northeast Indiana Bancorp, Inc. is headquartered at 648 North Jefferson Street, Huntington, Indiana. The company offers a full array of banking, trust, and financial brokerage services to its customers through three full service branches located in Huntington, Indiana. The company is traded on The NASDAQ Stock Market under the symbol "NEIB".

This press release may contain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues. Factors which may cause future results to vary materially include, but are not limited to, general economic conditions, changes in interest rates, loan demand, and competition. Additional factors include changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, regulatory and technological factors affecting each company's operations, pricing, products and services.

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                            NORTHEAST INDIANA BANCORP
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

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                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION


                                               ASSETS                                                September 30,      December 31,
                                                                                                              2003              2002

Interest-earning cash and cash equivalents                                                            $  6,429,253       $15,195,326
Noninterest earning cash and cash equivalents                                                              708,461         3,061,082
                                                                                                     -------------------------------
   Total cash and cash equivalents                                                                       7,137,714        18,256,408
Securities available for sale                                                                           49,127,744        42,838,211
Securities held to maturity estimated market value of $150,000 and $225,000 at  September 30, 2003
and December 31, 2002                                                                                      150,000           225,000
Loans held for sale                                                                                        150,850           409,375
Loans receivable, net of allowance for loan loss September 30, 2003 $1,856,347 and December 31, 2002
$  2,135,630                                                                                           154,510,694       154,559,565

Accrued interest receivable                                                                                819,936           694,593
Premises and equipment                                                                                   2,091,562         2,176,356
Investments in limited liability partnerships                                                            1,659,954         1,833,375
Cash surrender value of life insurance                                                                   4,208,969         2,082,890
Other assets                                                                                             1,626,464         1,943,142
                                                                                                     -------------------------------
    Total Assets                                                                                      $221,483,887      $225,018,915
                                                                                                     ===============================
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                                               122,431,845       122,356,652
Borrowed Funds                                                                                          70,220,256        74,893,922
Accrued interest payable and other liabilities                                                           1,709,923         1,205,856
                                                                                                     -------------------------------
    Total Liabilities                                                                                  194,362,024       198,456,430
                                                                                                     -------------------------------

Retained earnings - substantially restricted                                                            27,121,863        26,562,485
                                                                                                     -------------------------------
    Total Liabilities and Shareholder's Equity                                                        $221,483,887      $225,018,915
                                                                                                     ===============================

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


                        CONSOLIDATED STATEMENTS OF INCOME


                                                                   Three Months Ended              Nine Months Ended
                                                                      September 30,                   September 30,

                                                                    2003           2002             2003           2002
                                                                    ----           ----             ----           ----
Total interest income                                         $  2,997,728    $  3,562,600    $  9,380,905   $ 10,945,676
Total interest expense                                           1,599,978       1,934,491       5,013,744      6,140,110
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   Net interest income                                        $  1,397,750    $  1,628,109    $  4,367,161   $  4,805,566
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Provision for loan losses                                             --           190,000            --          582,300
   Net interest income after provision for
   Loan losses                                                $  1,397,750    $  1,438,109    $  4,367,161   $  4,223,266
     Service charges on deposit  account                            94,669          88,423         272,788        262,273
     Net gain (loss) on sale of securities                          12,397            --            12,397        (10,535)
     Net gain on sale of loans                                      52,095         106,887         477,215        179,094
     Net gain (loss) on sale of repossessed assets                  (5,829)        (37,782)         57,033       (100,070)
     Trust and brokerage fees                                       31,989          56,149         134,202        172,415
     Other income                                                  167,741         116,094         480,963        377,022
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Total noninterest income                                      $    353,062    $    329,771    $  1,434,598   $    880,199
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     Salaries and employee benefits *                              653,916         659,701       1,931,281      1,951,108
     Occupancy                                                     111,459         115,585         358,642        346,899
     Data processing                                               175,808         148,330         512,135        457,864
     Deposit insurance premiums                                      5,001           5,738          15,072         18,209
     Professional fees                                              50,948          57,500         197,953        195,889
     Correspondent bank charges                                     55,540          59,398         155,314        166,899
     Other expense *                                               172,216         195,348         570,279        559,969
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Total noninterest expenses                                    $  1,224,888    $  1,241,600    $  3,740,676   $  3,696,837
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  Income before income tax expenses                           $    525,924    $    526,280    $  2,061,083   $  1,406,628
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Income tax expenses                                                130,728          95,868         552,628        299,106
Net Income                                                    $    395,196    $    430,412    $  1,508,455   $  1,107,522
=========================================================================================================================

* - Certain prior year line items were reclassified to conform with current year presentations.



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                            NORTHEAST INDIANA BANCORP
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)






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                                                                      Three Months Ended              Nine Months Ended
                                                                         September 30,                   September 30,
                                                                     2003             2002            2003            2002
                                                                     ----             ----            ----            ----
Basic Earnings per common share                                      0.28            0.30            1.06            0.76
Dilutive Earnings per share                                          0.28            0.30            1.02            0.74
Net interest margin                                                  2.69%           3.04%           2.77%           2.91%
Return on average assets                                             0.72%           0.77%           0.91%           0.64%
Return on average equity                                             5.96%           6.48%           7.56%           5.58%
Average shares outstanding- primary                              1,410,934       1,438,787       1,419,016       1,452,981
Average shares outstanding- diluted                              1,432,864       1,454,882       1,476,235       1,494,661
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Allowance for loan losses:
   Balance at beginning of period                               $1,857,963      $2,067,072      $2,135,630      $1,954,900
   Charge-offs:
      One-to-four family                                              --             --             25,954              --
      Commercial real estate                                        34,343           --            235,722          61,400
      Commercial                                                      --             --            100,488              --
      Consumer                                                      30,323         193,333         171,188         543,887
                                                                ----------------------------------------------------------
         Gross charge-offs                                          64,666         193,333         533,352         605,287
                                                                ----------------------------------------------------------

   Recoveries:
      One-to-four family                                              --             --                 --
      Commercial real estate                                          --             --                 --
      Commercial                                                      --             --             96,000          10,493
      Consumer                                                      63,050          47,968         158,069         169,301
                                                                ----------------------------------------------------------

         Gross recoveries                                           63,050          47,968         254,069         179,794
                                                                ----------------------------------------------------------
   Net charge-offs (recoveries)                                      1,616         145,365         279,283         425,493
   Additions charged to operations                                    --           190,000              --         582,300
                                                                ----------------------------------------------------------
   Balance at end of period                                     $1,856,347      $2,111,707      $1,856,347      $2,111,707
                                                                ==========================================================

    Net loan charge-offs (recoveries) to average loans (1)           0.00%           0.35%           0.24%           0.34%
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Nonperforming assets (000's)                              At September 30, At September 30,   At June 30,  At December 31,

   Loans:                                                             2003            2002            2003            2002
   ------                                                             ----            ----            ----            ----

      Non-accrual                                               $    3,231      $    6,655      $    3,845      $    6,218

      Past 90 days or more and still accruing                            -               -               -               -
      Troubled debt restructured                                         -               -               -               -
                                                                ----------------------------------------------------------
         Total nonperforming loans                                   3,231           6,655           3,845           6,218
   Real estate owned                                                   218             160             370             516
   Other repossessed assets                                             11              50              14              12
                                                                ----------------------------------------------------------
         Total nonperforming assets                             $    3,460      $    6,865      $    4,229      $    6,746
                                                                ==========================================================

   Nonperforming assets to total assets                              1.56%           3.08%           1.92%           3.00%
   Nonperforming loans to total loans                                2.07%           4.16%           2.53%           3.97%
   Allowance for loan losses to nonperforming loans                 57.44%          31.74%          48.30%          34.35%
   Allowance for loan losses to net loans receivable                 1.19%           1.32%           1.22%           1.36%

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                                                                       At September 30,
                                                                      2003            2002
                                                                      ----            ----

Stockholders' equity as a % of total assets                         12.25%          11.81%
Book value per share                                              $  18.41         $ 17.42
Common shares outstanding- EOP                                   1,472,944       1,511,943


(1) Ratios for the three-month periods are annualized.